 Press Release Source: Chordiant Software, Inc.

Bill Raduchel Rejoins Chordiant Board of Directors
Wednesday March 5, 4:33 pm ET

CUPERTINO, Calif.--(BUSINESS WIRE)--March 5, 2003--Chordiant Software, Inc., the provider of the Chordiant Real Time Customer System for global business-to-consumer companies, today announced that the distinguished IT veteran Bill Raduchel has rejoined Chordiant's Board of Directors.

Mr. Raduchel returns to Chordiant having served as the Chief Technology Officer of AOL Time Warner, Inc., the world's leading media and entertainment company. Mr. Raduchel has also held various senior positions with Sun Microsystems, a leading computer systems company, from 1988 to 1999, including Chief Strategy Officer, Chief Financial Officer, Chief Information Officer, acting Vice President of Human Resources, and Vice President of Corporate Planning and Development. Mr. Raduchel received his B.A. from Michigan State University and his A.M. and Ph.D. from Harvard University. He is a strategic advisor to several other companies and is a member of the National Advisory Board of the Salvation Army, and of two National Academy of Science panels: the Board on Science, Technology and Economic Policy and the Committee on Internet Navigation and Domain Name Services.

Chordiant also announced that Kathryn Gould, General Partner Foundation Capital, is resigning from the Board after seven years exceptional service in order to focus on other earlier seed stage company interests.

"We are delighted to welcome Bill back to the Board of Directors at Chordiant," said Sam Spadafora, Chairman. "He has a wealth of business, financial, commercial and technical experience, gained through his multifaceted career at industry giants Sun Microsystems and AOL Time Warner. His knowledge and experience will further strengthen the Board, providing additional wisdom and counsel in guiding Chordiant. I would also like to take this opportunity to thank Kathryn for her hard work and support over many years, having been with Chordiant since our first round of venture funding."

About Chordiant Software, Inc.

Chordiant Software provides the Chordiant Real Time Customer System for global business-to-consumer companies. Chordiant serves businesses that have millions of consumer relationships where it is critical to balance the cost of servicing with customer value. Chordiant offers a real time, transactional Customer System for the B2C enterprise. The Customer System consists of Chordiant Solutions and Chordiant Services that integrates with existing infrastructure and leverages current assets. Chordiant Solutions combine straight through service processing with your processes for multi-channel applications in marketing, the contact center, and retail channels. Chordiant Services provide for successful implementations by reducing risk, increasing return on assets and lowering TCO.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston, Chicago, Manchester NH, New York City, London, Paris, Amsterdam, Frankfurt, Munich, Madrid, Johannesburg, Sydney and Melbourne. Visit us on the Web at //www.chordiant.com.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Note to Editors: Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc., JX Architecture and Dynamically Driven CRM are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Contact:

     Chordiant Software, Inc.
     Steve Polcyn, 408/517-6282 (Investor Relations)
     steve.polcyn@chordiant.com
     Steve Vogel, 408/517-6112 (Investor Relations)
     steve.vogel@chordiant.com
     Paul Burrin, 408/517-6168 (Media)
     paul.burrin@chordiant.com